The Phoenix Companies, Inc.                                  Exhibit 99.1

One American Row
PO Box 5056
Hartford CT 06102-5056                                                   N  E  W  S     R  E  L  E  A S E
PhoenixWealthManagement.com

For Immediate Release
                              THE PHOENIX COMPANIES, INC. REPORTS Q1 2004 RESULTS
                                       Net Income Improved Significantly
                                  Operating Segment Earnings More Than Doubled

   HARTFORD, Conn., May 4, 2004 - HIGHLIGHTS FOR THE FIRST QUARTER 2004

•  Net income improved to $16.6 million from $1.3 million in the 2003 first quarter.
•  Life and Annuity segment earnings were up 43 percent from the 2003 first quarter. Annuities continued to recover, posting a third consecutive quarter of positive income. Life insurance performance reflected solid fundamentals.
•  Asset Management segment earnings were positive due to higher revenues and improved operating margin compared with 2003 first quarter.
•  Credit losses declined significantly from the prior year's first quarter.
•  Disciplined expense management resulted in a $9.8 million reduction in controllable operating expenses from the year-ago quarter.

 Earnings Summary                                               First            First
 ($ in millions, except per share amounts)                     Quarter          Quarter
                                                                 2004            20031           Change
                                                            --------------    ------------    -----------
 Life Insurance                                                  $23.0            $23.3           $(0.3)
 Annuities                                                         2.8             (5.3)            8.1
                                                            --------------    ------------    -----------
 Life and Annuity Segment                                         25.8             18.0             7.8
 Asset Management Segment                                          0.1             (5.8)            5.9
                                                            --------------    ------------    -----------
 Operating Segment Income                                         25.9             12.2            13.7
 Venture Capital Segment                                          11.6             23.9           (12.3)
 Corporate and Other Segment                                     (12.7)           (11.4)           (1.3)
                                                            --------------    ------------    -----------
 Total Segment Income, Before Income Taxes                        24.8             24.7             0.1
 Applicable Income Taxes                                           7.3              7.5            (0.2)
                                                            --------------    ------------    -----------
 Total Segment Income2                                           $17.5            $17.2          $  0.3
 Realized Gains (Losses), After Income Taxes                       1.8            (12.4)           14.2
 Other                                                            (2.7)            (3.5)            0.8
                                                            --------------    ------------    -----------
 Net Income                                                      $16.6             $1.3           $15.3
                                                            ==============    ============    ===========
 Earnings Per Share Summary
 Total Segment Income Per Share2
     Basic                                                       $0.19            $0.18           $0.01
     Diluted                                                     $0.17            $0.18          $(0.01)
 Net Income Per Share
     Basic                                                       $0.18            $0.01           $0.17
     Diluted                                                     $0.16            $0.01           $0.15
 Weighted Average Shares Outstanding (Thousands)
     Basic                                                       94,512          94,046            466
     Diluted                                                    102,008          95,014          6,994

     1  As previously disclosed in Phoenix's Annual Report on Form 10-K, first quarter 2003 net income and earnings per share amounts have been restated to reflect a $1.8 million, or $0.02 per basic and diluted share, charge related to a change in accounting methodology for certain sponsored collateralized debt obligation pools
(CDOs).
     2  Total segment income is a non-GAAP financial measure that is presented in a manner consistent with the way management evaluates operating results. A reconciliation of non-GAAP financial measures to GAAP is provided in the tables at the end of this release.

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The Phoenix Companies, Inc ... 2

     The Phoenix Companies, Inc. (NYSE: PNX) today reported first quarter 2004 net income of $16.6 million, or
$0.16 per diluted share, compared with net income of $1.3 million, or $0.01 per diluted share, in the 2003 first quarter. In the 2004 first quarter, total segment income was $17.5 million, or $0.17 per diluted share, compared with $17.2 million, or $0.18 per diluted share, in the prior year's first quarter.
     "We are encouraged by our results this quarter. After stabilizing our financial position in 2003, we have made significant progress toward improving our profitability and return on equity," said Dona D. Young, chairman, president and chief executive officer. "Our life business demonstrated its strength and resiliency, and annuities improved for the third consecutive quarter. In addition, our asset management earnings benefited from higher revenues and margin improvement. Actions we have underway to rationalize the asset management model should bring further improvements this year.
     "We are confident that we are just beginning to realize the benefits of our focused execution."
     Mrs. Young continued, "The recently announced sale of our two retail broker/dealer operations to
Linsco/Private Ledger (LPL) underscores that focus. It provides an excellent opportunity for the registered representatives from these firms to grow their businesses within a dynamic, high-caliber organization. It also allows us to concentrate all of our efforts on expanding key distribution relationships, including our relationship with LPL."
     As previously announced, the company expects the sale to produce an annualized net pre-tax earnings benefit of $10.0 million or more on a generally accepted accounting principles basis. Mrs. Young also noted a key addition to senior management. Philip K. Polkinghorn, who joined Phoenix during the quarter as executive vice president, Life and Annuity, is focused on growing that business through enhanced product development, operational service excellence and improved profitability.

SEGMENT RESULTS
     Phoenix has two operating segments, "Life and Annuity" and "Asset Management," and two reporting segments,
"Venture Capital" and "Corporate and Other." The Corporate and Other segment includes unallocated capital, interest expense and other expenses, and certain businesses not of sufficient scale to report independently.

Life and Annuity Segment
     The Life and Annuity segment had pre-tax income of $25.8 million in the first quarter of 2004, a 43 percent increase from the $18.0 million reported in the prior year's first quarter, reflecting a growing inforce, higher funds under management, strong persistency, increased investment margins and lower expenses. The life insurance business had first quarter pre-tax income of $23.0 million, reflecting higher investment

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The Phoenix Companies, Inc ... 3

margins and lower non-deferrable expenses, partially offset by a single $5.0 million universal life death claim ($3.9 million net of deferred acquisition cost). The result is essentially flat with the $23.3 million reported in the 2003 first quarter. The annuity business showed significant improvement in the first quarter with pre-tax income of $2.8 million, up from a $5.3 million loss in the first quarter of 2003, reflecting higher revenue on fee-based funds, improving interest margins on spread-based funds, lower minimum death benefit exposure and lower operating expenses.
     Total wholesaled life sales were $35.1 million in the 2004 first quarter, up from $34.7 million in the prior year's first quarter and driven by gains in universal life sales. This result follows record fourth quarter and full-year 2003 sales.
     Wholesaled annuity deposits in the first quarter of 2004 decreased to $186.2 million from $401.3 million in the prior year's first quarter, a result of the company's October 2003 strategic decisions to discontinue sales of deferred fixed annuities and to focus annuity wholesaling on select distribution relationships.
Wholesaled deposits rose from the $153.9 million reported in the 2003 fourth quarter.
     Wholesaled life and annuity sales exclude private placement deposits.
     Total private placement life and annuity deposits were $46.2 million in the first quarter of 2004, compared with $44.1 million in the prior year's first quarter. Deposits from private placement sales can vary widely from quarter to quarter because they involve fewer, but significantly larger, cases.

Asset Management Segment
     The Asset Management segment reported pre-tax income of $0.1 million in the first quarter of 2004, compared with a $5.8 million loss in the prior year's first quarter. Earnings benefited from positive market performance and resulting higher revenues and performance fees, partially offset by higher incentive accruals.
First quarter 2004 operating margin showed a significant improvement over the prior year's first quarter.
     March 31, 2004 assets under management for the segment were $46.7 billion, up from $40.3 billion on March
31, 2003. Effective in 2004, the company no longer reports assets related to the life insurance company's general account as assets under management in this segment. All prior periods reflected in this news release have been adjusted to conform with the 2004 presentation.
     Net flows were negative $439.8 million in the first quarter of 2004, compared with negative net flows of
$78.0 million in the prior year's first quarter. The current quarter's flows were driven by the company's decision to redeem a $260.1 million sponsored CDO, which resulted in a $4.6 million pre-tax realized investment gain to the company, and net outflows in managed accounts. Mutual fund flows improved to positive $38.8 million in the quarter from negative $111.2 million in the 2003 first quarter, and institutional flows, excluding the sponsored CDO, were positive $59.1 million.
     Total inflows were $1.9 billion in the first quarter of 2004, compared with $1.7 billion in the prior year's first quarter. Total outflows were $2.3 billion in the first quarter of 2004, compared with $1.8 billion in the prior year's first quarter.

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The Phoenix Companies, Inc ... 4

     As previously announced, Amy Fisher joined Phoenix during the quarter to refocus and reinvigorate the company's institutional asset management businesses.

Venture Capital Segment
     The Venture Capital segment, which excludes venture capital investments held by Phoenix Life Insurance
Company's closed block, had pre-tax income of $11.6 million in the first quarter, compared with income of $23.9 million in the prior year's first quarter. This quarter's results reflect true-ups to the partnerships' audited year-end valuations. The company's accounting methodology requires downward adjustments based on public market indices, but limits upward adjustments to the amounts previously reported by the partnerships. Accordingly,
Phoenix records losses in down markets but does not record gains until they are reported by the partnerships.

Corporate and Other Segment
     The Corporate and Other segment had a pre-tax loss of $12.7 million in the first quarter, compared with a
$11.4 million loss in the prior year's first quarter. The 2004 period reflects higher corporate expenses related to incentive accruals.

INVESTMENT PORTFOLIO
     The company reported net realized investment gains related to general account debt and equity securities of $1.8 million for the first quarter of 2004, compared with net realized losses of $12.4 million in the prior year's first quarter. First quarter 2004 general account gross and net bond impairments of $13.1 million and
$6.5 million, respectively, were significantly lower than the $25.6 million gross and net impairments in the prior year's first quarter, continuing a positive trend since 2002. As a result of lower interest rates and more favorable credit market conditions, gross unrealized losses in the bond portfolio declined to $69.0 million at March 31, 2004 from $98.4 million at December 31, 2003. Net unrealized gains in the bond portfolio totaled $846.7 million at March 31 largely as a result of low interest rates.

ADDITIONAL ITEMS
•  First quarter 2004 net income includes a $2.0 million after-tax charge for severance benefits, including those related to the pending sale of the retail broker/dealer operations, and a $1.0 million non-cash charge related to non-recourse CDO investment pools consolidated on Phoenix's balance sheet under FIN 46-R.
   Investment gains or losses related to these consolidated CDOs will reverse as these CDOs mature, are liquidated or are deconsolidated.
•  Realized investment gains include a $3.6 million after-tax charge related to the pending sale of one of the retail broker/dealers, Main Street Management, to LPL.

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The Phoenix Companies, Inc ... 5

•  Weighted average common shares outstanding and dilutive potential common shares increased to 102.0 million during the first quarter of 2004, compared to 95.0 million during the first quarter of 2003, due to an increase in dilutive potential common shares primarily related to the effect of the equity units issued in December 2002.

CONFERENCE CALL
     The Phoenix Companies, Inc. will host a conference call today at 11:00 a.m. Eastern time to discuss with the investment community Phoenix's first quarter financial results. The conference call will be broadcast live over the Internet at www.PhoenixWealthManagement.com in the Investor Relations section. To listen to the live call, please go to the Web site at least fifteen minutes prior to register, download and install any necessary audio software. The call also can be accessed by telephone at 1-973-321-1020. A replay of the call will be available through May 18, 2004 by telephone at 1-973-341-3080 (passcode 4656969) and on Phoenix's Web site,
www.PhoenixWealthManagement.com in the Investor Relations section.
     The Phoenix Companies, Inc. is a leading provider of wealth management products and services to individuals and institutions. Through a variety of advisors and financial services firms, Phoenix helps the affluent and high net worth accumulate, preserve and transfer their wealth with an innovative portfolio of life insurance, annuity and asset management products and services. Phoenix has corporate offices in Hartford,
Connecticut.

FORWARD-LOOKING STATEMENT
     This release may contain forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. The company intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as "anticipate", "believe,"
"plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends and

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The Phoenix Companies, Inc ... 6

other payments from its subsidiaries to meet debt payment obligations, particularly since the company's insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions; (iv) regulatory, accounting or tax changes that may affect the cost of, or demand for, the products or services of the company's subsidiaries; (v) downgrades in financial strength ratings of the company's insurance subsidiaries or in the company's credit ratings; (vi) discrepancies between actual claims experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect our investment results, including those from venture capital, the fees we earn from assets under management and the demand for our variable products; (viii) the company's continued success in achieving planned expense reductions; and (ix) other risks and uncertainties described in any of the company's filings with the
Securities and Exchange Commission. The company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:   Media Relations:  Alice S. Ericson, 860-403-5946
            Investor Relations:  Peter A. Hofmann, 860-403-7100

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The Phoenix Companies Inc....7

Financial Highlights
Three Months Ended March 31, 2004 and 2003
(Unaudited)
                                                                                Three Months
                                                                   -----------------------------------------
                                                                          2004                2003 (1)
                                                                   -------------------   -------------------

Income Statement Summary ($ in millions)

Revenues                                                              $       673.8        $         659.2

Total Segment Income(2)                                                         17.5                   17.2

Net Income From Continuing Operations                                          16.3                    1.7

Net Income                                                            $        16.6        $           1.3

----------------------------------------------------------------

Earnings Per Share

Weighted Average Shares Outstanding (in thousands)
  Basic                                                                      94,512                 94,046
  Diluted                                                                   102,008                 95,014
                                                                   ===================   ===================
Total Segment Income Per Share
  Basic                                                               $        0.19        $          0.18
  Diluted                                                             $        0.17        $          0.18
                                                                   ===================   ===================
Net Income From Continuing Operations
  Basic                                                               $        0.17        $          0.02
  Diluted                                                             $        0.16        $          0.02
                                                                   ===================   ===================
Net Income Per Share
  Basic                                                               $        0.18        $          0.01
  Diluted                                                             $        0.16        $          0.01
                                                                   ===================   ===================

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Balance Sheet Summary                                                     March                December
($ in millions, except share and per share data)                           2004                  2003
                                                                   -------------------   -------------------

Invested Assets                                                       $    17,555.1        $      17,229.2
Separate Account Assets                                                     6,461.6                6,083.2
Total Assets                                                               28,156.8               27,559.2
Indebtedness                                                                  666.8                  639.0
Total Stockholders' Equity                                            $     1,997.2        $       1,947.8

Common Shares outstanding (in thousands)                                     94,564                 94,446
                                                                   -------------------   -------------------

Book Value Per Share                                                  $       21.12        $         20.62
Book Value Per Share, excluding SFAS 115 and FIN 46-R                         20.57                  20.39

Third Party Assets Under Management                                   $    46,655.9        $      46,260.5

(1) As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, first quarter 2003 net income and earnings per share amounts have been restated to reflect a $1.8 million, or $0.02 per basic and diluted share, charge related to a change in accounting methodology for certain sponsored collateralized debt obligation pools.

(2) In addition to net income presented in accordance with Generally Accepted Accounting Principles ("GAAP"),
   Phoenix considers total segment income in evaluating its financial performance. A reconciliation of these measures is provided at the end of this release. Total segment income is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. Management believes that segment income provides additional insight into the underlying trends in Phoenix's operations.

   Total segment income represents income from continuing operations (which is a GAAP measure) before realized investment gains and losses and certain other items.

   * Net realized investment gains and losses are excluded from total segment income because their size and timing are frequently subject to our discretion

   * Certain other items are excluded from total segment income because we believe they are (i) not indicative of overall operating trends; and (ii) infrequent and material and result from a business restructuring, a change in regulatory requirements, or other unusual circumstances.

   Because certain of these items are excluded based on our discretion and involve judgments by management, inconsistencies in their determination may exist and total segment income may differ from similarly titled measures of other companies.

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The Phoenix Companies Inc....8

Consolidated Balance Sheet
March 31, 2004 (Preliminary) and December 31, 2003
(in millions, except share data)

                                                                          2004                 2003
                                                                 -------------------    ------------------
ASSETS:
Available-for-sale debt securities, at fair value                  $       13,631.0        $     13,273.0
Equity securities, at fair value                                              338.9                 312.0
Mortgage loans, at unpaid principal balances                                  271.5                 284.1
Venture capital partnerships, at equity in net assets                         249.5                 234.9
Affiliate equity securities, at equity in net assets                           49.3                  47.5
Policy loans, at unpaid principal balances                                  2,239.4               2,227.8
Other investments                                                             410.3                 402.0
                                                                 -------------------    ------------------
                                                                           17,189.9              16,781.3
Available-for-sale investments pledged as collateral,
  at fair value                                                             1,345.5               1,350.0
                                                                 -------------------    ------------------
Total investments                                                          18,535.4              18,131.3
Cash and cash equivalents                                                     365.2                 447.9
Accrued investment income                                                     232.3                 222.3
Receivables                                                                   167.3                 224.9
Deferred policy acquisition costs                                           1,358.5               1,367.7
Deferred income taxes                                                          24.8                  58.7
Intangible assets with definite lives                                         255.3                 261.8
Goodwill and other indefinite-lived intangible assets                         491.1                 493.2
Other general account assets                                                  265.3                 268.2
Separate account assets                                                     6,461.6               6,083.2
                                                                 -------------------    ------------------
Total assets                                                       $       28,156.8        $     27,559.2
                                                                 ===================    ==================

LIABILITIES:
Policy liabilities and accruals                                            13,335.3             $13,088.6
Policyholder deposit funds                                                  3,556.4               3,642.7
Stock purchase contracts                                                      145.1                 128.8
Indebtedness                                                                  666.8                 639.0
Other general account liabilities                                             519.0                 525.7
Non-recourse collateralized debt obligations                                1,445.0               1,472.0
Separate account liabilities                                                6,461.6               6,083.2
                                                                 -------------------    ------------------
Total liabilities                                                          26,129.2              25,580.0
                                                                 -------------------    ------------------

MINORITY INTEREST:
Minority interest in net assets of subsidiaries                                30.4                  31.4
                                                                 -------------------    ------------------

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 106,376,363 and
     106,376,363 shares issued                                                  1.0                   1.0
Additional paid-in capital                                                  2,428.9               2,428.8
Deferred compensation on restricted stock units                                (3.2)                 (3.6)
Accumulated deficit                                                          (336.1)               (352.7)
Accumulated other comprehensive income                                         93.8                  63.7
Treasury stock, at cost: 11,796,366 and 11,930,647 shares                    (187.2)               (189.4)
                                                                 -------------------    ------------------
Total stockholders' equity                                                  1,997.2               1,947.8
                                                                 -------------------    ------------------

Total liabilities, minority interest and stockholders' equity      $       28,156.8        $     27,559.2
                                                                 ===================    ==================

Certain reclassifications have been made to the 2003 financial statements to conform with the 2004 presentation.

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The Phoenix Companies Inc....9

Consolidated Statement of Income (Unaudited)
Three Months Ended March 31, 2004 and 2003
(in millions)

                                                                                    Three Months
                                                                        -------------------------------------
                                                                              2004              2003 (1)
                                                                        -----------------   -----------------

REVENUES:
Premiums                                                                 $         232.7      $        246.1
Insurance and investment product fees                                              160.4               136.1
Investment income, net of expenses                                                 278.2               291.1
Net realized investment gains (losses)                                               2.5               (14.1)
                                                                        -----------------   -----------------
Total revenues                                                                     673.8               659.2
                                                                        -----------------   -----------------

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends                                  345.6               350.8
Policyholder dividends                                                             105.9               116.5
Policy acquisition cost amortization                                                22.6                28.0
Intangible asset amortization                                                        8.3                 8.4
Interest expense on indebtedness                                                     9.8                 9.8
Interest expense on non-recourse collateralized obligations                          8.9                13.3
Other operating expenses                                                           145.4               130.3
                                                                        -----------------   -----------------
Total benefits and expenses                                                        646.5               657.1
                                                                        -----------------   -----------------

Income from continuing operations before
  income taxes and minority interest                                                27.3                 2.1
Applicable income taxes (benefit)                                                    7.3                (2.4)
                                                                        -----------------   -----------------
Income from continuing operations before
  minority interest                                                                 20.0                 4.5
Minority interest in net income of subsidiaries                                      3.7                 2.8
                                                                        -----------------   -----------------
Income from continuing operations                                                   16.3                 1.7
Income (loss) from discontinued operations                                           0.3                (0.4)
                                                                        -----------------   -----------------
Net income                                                               $          16.6      $          1.3
                                                                        =================   =================

(1) As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, first quarter 2003 net income and earnings per share amounts have been restated to reflect a $1.8 million, or $0.02 per basic and diluted share, charge related to a change in accounting methodology for certain sponsored collateralized debt obligation pools. Certain other reclassifications have been made to the 2003 financial statements to conform with the 2004 presentation.

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The Phoenix Companies Inc....10

Reconciliation of Income Measures (Unaudited)
For the Three Months Ended March 31, 2004 and 2003
(in millions)

                                                                                      Three Months
                                                                          -----------------------------------
                                                                               2004             2003 (1)
                                                                          ----------------   ----------------
Segment Income
Life insurance                                                             $        $23.0      $        23.3
Annuities                                                                             2.8               (5.3)
                                                                          ----------------   ----------------
Life and annuity segment                                                             25.8               18.0
Asset management segment                                                              0.1               (5.8)
Venture capital segment                                                              11.6               23.9
Corporate and other segment                                                         (12.7)             (11.4)
                                                                          ----------------   ----------------
Total segment income, before income taxes                                            24.8               24.7
Applicable income taxes                                                               7.3                7.5
                                                                          ----------------   ----------------
Total segment income                                                                 17.5               17.2

Realized investment gains (losses), after income taxes
  and other offsets                                                                   1.8              (12.4)
Realized losses - investments pledged as collateral
  consolidated under FIN 46-R                                                        (1.0)              (1.9)
Income (loss) from discontinued operations, net of income taxes                       0.3               (0.4)
Restructuring charges, net of income taxes                                           (2.0)              (1.2)
                                                                          ----------------   ----------------
Net income                                                                 $         16.6      $         1.3
                                                                          ================   ================

(1) As previously disclosed in Phoenix's 2003 Annual Report on Form 10-K, first quarter 2003 net income and earnings per share amounts have been restated to reflect a $1.8 million, or $0.02 per basic and diluted share, charge related to a change in accounting methodology for certain sponsored collateralized debt obligation pools.

   Note: For additional information, see our financial supplement at PhoenixWealthManagement.com.

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